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                                                                    EXHIBIT 99.5

                                 AMENDMENT NO. 1
                                       TO
                                 WARRANT NO. __
                                       OF
                             ASPEN TECHNOLOGY, INC.

      This Amendment No. 1 (the "AMENDMENT") to Warrant No. __ dated February ___, 2002 (the "WARRANT"), is entered into as of March 19, 2002 between Aspen Technology, Inc., a Delaware corporation (the "Company"), and [__________] (the "Holder"). Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

      WHEREAS, the Company and the Purchasers, including the Holder, are contemporaneously entering into the Amended and Restated Securities Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT") and consummating the Third Closing under the Purchase Agreement;

      WHEREAS, in connection with the execution and delivery of the Purchase Agreement and the consummation of the Third Closing, the Company and the Purchasers wish to amend certain provisions of each of the Warrants previously issued to the Purchasers by the Company;

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holder agree as follows:

      1. Section 7 of the Warrant is hereby deleted in its entirety and the following is substituted in lieu thereof:

            "7. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of the Warrants, each as therein provided, 791,044 shares of Common Stock (as adjusted for any stock splits, stock combinations or similar events), free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8), less any shares of Common Stock issued upon exercise of the Warrants and reductions reasonably agreed to by the Purchasers to reflect shares of Common Stock issued upon exercise of the Warrants. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the stock may be listed (it being understood that the Company shall not be required to take any action to assure the issuance of stock to any Purchaser to the extent that such issuance is prohibited by some act or failure to act of such Purchaser)."
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      2. Section 10(c) of the Warrant is hereby deleted in its entirety and the following is substituted in lieu thereof:

            "(c) In the event that any Purchaser's receipt of shares of Common Stock is restricted based on the Issuable Maximum, the Company shall either: (i) use its best efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is reasonably possible, but in any event not later than the 60th day after the event giving rise to such Excess Shares, or (ii) within five Trading Days after such event, pay to such Purchaser, as liquidated damages and not as a penalty, in an amount equal to the difference between the Black-Scholes value of this Warrant assuming the limitations in Section 10(b) were not applicable and the Black-Scholes value of this Warrant after giving effect to the limitations in Section 10(b), measured as of the date of such event or, if greater, the date of payment (such difference, the "WARRANT DAMAGE AMOUNT"). For the purposes of this Section 10(c) the Black-Scholes value of this Warrant shall be calculated in a manner consistent with the manner in which the Company performs Black-Scholes calculations to determine the fair value of option grants for the purposes of the financial statements contained in its SEC Reports. If the Company elects the option set forth in clause (i) above and the Company fails to obtain the required shareholder approval on or prior to the 60th day after such event, then within three Trading Days after such 60th day, the Company shall pay the Warrant Damage Amount to such Purchaser, as liquidated damages and not as a penalty. Any Warrant Damage Amount may be paid at the Company's option in cash or in Series C Preferred Stock. In the event that the Company elects to pay the Warrant Damage Amount in shares of Series C Preferred Stock, the number of shares of Series C Preferred Stock to be issued to the Purchaser in payment of the Warrant Damage Amount shall be determined by dividing the total Warrant Damage Amount then payable to such Purchaser by $10,000 (the initial Stated Value per share of the Series C Preferred Stock) and rounding downward to the nearest whole number of shares of Series C Preferred Stock. In addition, the Company shall pay to the Purchaser in cash the amount, if any, by which the Warrant Damage Amount payable to such Purchaser exceeds the aggregate Stated Value of the Series C Preferred Stock issued pursuant to the preceding sentence. If the Warrant Damage Amount payable to such Purchaser is less than $10,000, then the Corporation shall pay such amount to such Purchaser entirely in cash."

      3. This Amendment may be executed in counterparts, both of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by both parties to this Amendment and each party has delivered its counterpart to the other party.

      4. Except as otherwise set forth in this Amendment, all other terms and conditions of the Warrant shall remain the same and in full force and effect.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE TO FOLLOW]


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized signatories as of the date first indicated above.

                                           ASPEN TECHNOLOGY, INC.

                                           By:__________________________________
                                               Lisa W. Zappala
                                               Senior Vice President and
                                               Chief Financial Officer


                                           [HOLDER]

                                           By:__________________________________
                                           Name:________________________________
                                           Title:_______________________________


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